UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

China BAK Battery, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49712	86-0442833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District Shenzhen, Peoples Republic of China		518119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (86-755) 8977-0093

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws

           Effective May 15, 2006, the Board of Directors amended Section 2.6 of Bylaws of China BAK Battery, Inc. (the “Company”) to provide that the presence in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the shares entitled to vote at a meeting of the stockholders of the Company shall constitute a quorum. Section 2.6 of the Bylaws of the Company previously provided that the presence in person or by proxy of the holders of thirty-three percent (33%) of the shares entitled to vote at a meeting of the stockholders of the Company constituted a quorum. The text of amended Section 2.6 is attached as Exhibit 3.1.

Item 8.01.  Other Events

          On May 31, 2006, the Company issued a press release announcing the approval of its NASDAQ National Market listing application.  Trading of its common stock on the NASDAQ National Market began on May 31, 2006 under the symbol “CBAK”.  A copy of the press release is furnished as Exhibit 99.1 hereto.

          The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

          (d)          Exhibits

                         The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

                         3.1          Amendment to the Bylaws of the Company

                         99.1         Press Release, dated May 31, 2006, issued by China BAK Battery, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: May 31, 2006	By:	/s/ Yongbin Han

Yongbin Han
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company
99.1	Press Release, dated May 31, 2006, issued by China BAK Battery, Inc.